UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                             SECURITIES ACT OF 1934


                            KEEWATIN WINDPOWER CORP.
             (Exact name of Registrant as specified in its charter)


               NEVADA                                       Pending
(State of incorporation or organization)    (IRS Employer Identification Number)


    470 Granville Street, Suite 318
  Vancouver, British Columbia, Canada                      V6C 1V5
(Address of principal executive offices)                  (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class             Name of each exchange of which
          to be so registered             each class is to be registered
          -------------------             ------------------------------
            Not Applicable                       Not Applicable

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates:
333-124632 (if applicable)

       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common stock, par value $0.001

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File 333-126580) is incorporated by reference into this registration statement.

ITEM 2.  EXHIBITS

 Exhibit
 Number                                 Description
 ------                                 -----------
  3.1*            Articles of Incorporation
  3.2*            Bylaws
  5.1*            Legal opinion of Joseph I. Emas, with consent to use
 10.1*            Management Agreement
 10.2*            Consent to Entry/Right of Access Agreement
 23.1*            Consent of Armando C. Ibarra, Certified Public Accountants
 23.2*            Consent of Joseph I. Emas (contained in legal opinion
                  forming Exhibit 5.1)

----------
* Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form SB-2, as amended.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATED: January 22, 2007

                            KEEWATIN WINDPOWER CORP.


                            By: /s/ Chris Craddock
                               ------------------------------
                               Chris Craddock
                               President, Chief Executive Officer, Treasurer, Secretary, principal financial officer, principal accounting officer and Director


                            By: /s/ William Iny
                               ------------------------------
                               William Iny, Director


                            By: /s/ Greg Yanke
                               ------------------------------
                               Greg Yanke, Director